UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 28, 2025

THE PROCTER & GAMBLE COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Ohio	001-00434	31-0411980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Procter & Gamble Plaza, Cincinnati, Ohio 45202
 (Address of principal executive offices, including zip code)

513-983-1100
   (Registrant’s telephone number, including area code)

   (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock without Par Value	PG	NYSE
0.110% Notes due 2026	PG26D	NYSE
3.25% EUR Notes due 2026	PG26F	NYSE
4.875% EUR notes due May 2027	PG27A	NYSE
1.200% Notes due 2028	PG28	NYSE
3.15% EUR Notes due 2028	PG28B	NYSE
1.250% Notes due 2029	PG29B	NYSE
1.800% Notes due 2029	PG29A	NYSE
6.250% GBP notes due January 2030	PG30	NYSE
0.350% Notes due 2030	PG30C	NYSE
0.230% Notes due 2031	PG31A	NYSE
3.25% EUR Notes due 2031	PG31B	NYSE
5.250% GBP notes due January 2033	PG33	NYSE
3.200% EUR Notes due 2034	PG34C	NYSE
1.875% Notes due 2038	PG38	NYSE
0.900% Notes due 2041	PG41	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended tramsition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 28, 2025, The Procter & Gamble Company (the "Company") announced the following executive changes:

Jon Moeller, Chairman of the Board, President and Chief Executive Officer, will transition into the role of Executive Chairman of the Board, effective January 1, 2026, to serve at the pleasure of the Board of Directors.

Shailesh Jejurikar (age 58), currently Chief Operating Officer, has been elected President and Chief Executive Officer, effective January 1, 2026, to serve at the pleasure of the Board of Directors. The Board has also nominated Mr. Jejurikar to stand for election to the Board at the Company’s annual shareholder meeting in October 2025, to be effective upon conclusion of the annual meeting.

Mr. Jejurikar joined the Company in 1989 and has held positions of increasing responsibility since that time. Most recently, he has served as Chief Operating Officer (2021 – present). Previously, he served as Chief Executive Officer, Global Fabric and Home Care, and Executive Sponsor, Global Sustainability (2019 – 2021).

Effective January 1, 2026, Mr. Jejurikar will receive an annual base salary of U.S. $1.6 million and will participate in the Company's annual incentive program with a target award equal to 200% of base salary. In relation to his election and in connection with the Company’s annual equity grant cycle, the Board of Directors approved a long-term incentive award valued at $14 million, with approximately 50% of the long-term incentive value in the Company’s Performance Stock Program and 50% in the Long-Term Incentive Program. Going forward, Mr. Jejurikar will continue to receive equity grants under the Company's long-term incentive program commensurate with his position and on the same timing as other executive officers and will participate in all other elements of the Company's executive compensation and benefit programs (including as a vested participant in the Company's retirement program). Those programs are outlined in the Company's definitive proxy statement dated August 23, 2024. If elected to the Board by shareholders in October 2025, Mr. Jejurikar will not receive any fees for his service on the Board of Directors.

Effective January 1, 2026, Mr. Moeller will receive an annual base salary of U.S. $1.2 million and will participate in the Company's annual incentive program with a target award equal to 150% of base salary. In relation to his election and in connection with the Company’s annual equity grant cycle, the Board of Directors approved a long-term incentive award valued at $15 million, with approximately 50% of the long-term incentive value in the Company’s Performance Stock Program and 50% in the Long-Term Incentive Program. Going forward, Mr. Moeller will continue to receive equity grants under the Company's long-term incentive program commensurate with his position and on the same timing as other executive officers and will participate in all other elements of the Company's executive compensation and benefit programs (including as a vested participant in the Company's retirement program). Those programs are outlined in the Company's definitive proxy statement dated August 23, 2024.

The Company is filing the information under this item pursuant to Item 5.02, "Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers."

 ITEM 7.01  REGULATION FD DISCLOSURE

The Company issued a news release on July 28, 2025, announcing the election of Mr. Jejurikar and the changes to Mr. Moeller’s role.  A copy of this news release is furnished as Exhibit 99.1

The Company is furnishing the information under this item, including Exhibit 99.1, pursuant to Item 7.01, "Regulation FD Disclosure."

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
99.1	Executive Changes Press Release by The Procter & Gamble Company dated July 28, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROCTER & GAMBLE COMPANY

BY: /s/ Sandra T. Lane
Sandra T. Lane
Assistant Secretary
July 28, 2025

INDEX TO EXHIBIT(S)

Exhibit Number	Description
99.1	Executive Changes Press Release by The Procter & Gamble Company dated July 28, 2025.